Exhibit 32.1
CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
     The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q of SuccessFactors, Inc. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Lars Dalgaard, the President and Chief Executive Officer of SuccessFactors, Inc., certifies that, to the best of his knowledge:
     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SuccessFactors, Inc.
Date: August 14, 2008

/s/ Lars Dalgaard
Name:	Lars Dalgaard
Title:	President and Chief Executive Officer

     This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.